                                                                   EXHIBIT 10.22

                                  APPLIX, INC.

                        Incentive Stock Option Agreement
                    Granted Under 2004 Equity Incentive Plan

1.    Grant of Option.

      This agreement evidences the grant by Applix, Inc., a Massachusetts corporation (the "Company"), on _____________ , 200__ (the "Grant Date") to ____________________, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2004 Equity Incentive Plan (the "Plan"), a total of ___________ shares (the "Shares") of common stock, $0.0025 par value per share, of the Company ("Common Stock") at $__________ per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the date seven years after the Grant Date (the "Final Exercise Date").

      It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.    Vesting Schedule.

      Except as otherwise provided in this Agreement, this option may be exercised prior to the Final Exercise Date as to not more than the percentage of shares subject to this option set forth in the table below during the respective periods set forth in the table below.

                                           Number of Shares
          Exercise Period                     Exercisable
          ---------------                  ----------------
Prior to <<date 1>>>                            0

On or after <<date1>> but prior                 <<M_1250>>
to <<date2>>

On or after<<date2>> but prior                  <<M_25>>
to <<date3>>

On or after<<date3>> but prior                  <<M_3750>>
to <<date4>>

On or after<<date4>> but prior                  <<M_50>>
to <<date5>>

On or after <<date5>> but                       <<M_6250>>

prior to <<date6>>

On or after <<date6>> but prior                 <<M_75>>
to <<date7>>

On or after <<date7>> but prior                 <<M_8750>>
to <<date8>>

On or after <<date8>>                           <<M_100>>

3.    Exercise of Option.

      (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. An example of an exercise notice is attached to this agreement as Exhibit A. Payment of the purchase price for shares purchased upon exercise of this option shall be made:

            (1)   in cash or by check, payable to the order of the Company;

            (2) by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or
(ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

            (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board of Directors of the Company in good faith, provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery; or

            (4)   by any combination of the above permitted forms of payment.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

      (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in
Section 424(e) or (f) of the Code (an "Eligible Participant").

      (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate ninety days after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

      (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

      (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.    Tax Matters.

      (a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

      (b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5.    Nontransferability of Option.

      This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.    Provisions of the Plan.

      This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

      IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                            APPLIX, INC.

Dated: _________                            By: ________________________________

                                                Name:  _________________________
                                                Title: _________________________

                            PARTICIPANT'S ACCEPTANCE

      The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2004 Equity Incentive Plan.

                                 PARTICIPANT:

                                 _____________________________

                                 Address: ____________________

                                          ____________________

                                                                       EXHIBIT A

                         NOTICE OF STOCK OPTION EXERCISE

                                  Date: ______________________(1)

Applix, Inc.
289 Turnpike Road
Westborough, MA 01581
Attention: Treasurer

Dear Sir or Madam:

      I am the holder of an Incentive Stock Option granted to me under the Applix, Inc. (the "Company") 2004 Equity Incentive Plan on __________(2) for the purchase of _____________(3) shares of Common Stock of the Company at a purchase price of $_____________(4) per share.

      I hereby exercise my option to purchase _____________(5) shares of Common Stock (the "Shares"), for which I have enclosed _______________(6) in the amount of ________(7). Please register my stock certificate as follows:

      Name(s):            _______________________(8)

                          _______________________

      Address:            _______________________

      Tax I.D. #:         _______________________(9)

Very truly yours,

_____________________________
(Signature)

----------

(1)   Enter the date of exercise.

(2)   Enter the date of grant.

(3) Enter the total number of shares of Common Stock for which the option was granted.

(4)   Enter the option exercise price per share of Common Stock.

(5) Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.

(6) Enter "cash", "personal check" or if permitted by the option or Plan, "stock certificates No. XXXX and XXXX".

(7) Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

(8) Enter name(s) to appear on stock certificate: (a) Your name only or (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship)

(9)   Social Security Number of Holder(s).